UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2025
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Immuneering Corporation
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40675	26-1976972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
245 Main St.
Second Floor
Cambridge, MA 02142
(Address of principal executive offices) (Zip Code)
(617) 500-8080
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	IMRX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Recent Developments

On January 13, 2025, Immuneering Corporation (the "Company") announced updated interim response and safety data from the ongoing Phase 2a arm evaluating IMM-1-104 with modified FOLFIRINOX (mFFX) in first-line pancreatic cancer patients, part of the Company's ongoing Phase 1/2a clinical trial of IMM-1-104 in patients with advanced RAS-mutant solid tumors.

The Company announced that, as of January 6, 2025, of the six evaluable patients in the ongoing Phase 2a arm evaluating IMM-1-104 with mFFX in first-line pancreatic cancer, three patients achieved a partial response (one unconfirmed) and three patients achieved stable disease, collectively representing an interim 50% (3/6) overall response rate (ORR), in each case as measured by RECIST. The three patients that achieved partial responses, and one of the patients that achieved stable disease, remained on treatment. The Company also announced that, as of January 6, 2025, IMM-1-104 in combination with mFFX was observed to be generally well tolerated.

On January 13, 2025, the Company also announced that it raised net proceeds of $13.7 million in January 2025, through utilization of the Company's at-the-market equity offering program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNEERING CORPORATION

Date: January 13, 2025	By:	/s/ Michael D. Bookman
Name: Michael D. Bookman
Title: Chief Legal Officer and Secretary